Exhibit 10.8

Exhibit 10.8

PROFIT SHARING AGREEMENT

This Profit Sharing Agreement (this “Agreement”) is entered into as of January 24, 2014 (“Effective Date”), by and among, on the one hand, Wise Phoenix LLC, a Nevada limited liability company, and AJOA Holdings, LLC, a Nevada limited liability company, (Wise Phoenix LLC and AJOA Holdings, LLC are collectively referred to as “Sellers”), R.X.N.B. Inc., a Nevada corporation (the “Company”), and on the other hand, Organic Growth International, a Nevada limited liability company (“Investor”).

BACKGROUND

A.           The Company is a corporation company duly formed and validly existing under the laws and regulations of the State of Nevada.

B.           Investor is a joint venture company, co-owned with GrowLife, Inc. (OTCBB: PHOT), with a wide range of products and expertise in hydroponics and other controlled environmental and growing systems tailored for the legal cannabis industry.

C.           The Sellers (as defined in the Interest Purchase Agreement) collectively own in the aggregate no less than 100% of the fully diluted equity of the Company outstanding on the date hereof. Sellers wishes to sell to Investor in the aggregate no less than 40% of the fully diluted equity of the Company outstanding on the date hereof  (the “Interests”), which when transferred to Investor at Closing would reduce each of the Sellers’ equity to no less than 30% each (a total of 60%) of the fully diluted equity of the Company outstanding on the date hereof.

D.           The Sellers of the Interests control the Company and agreed, as part of the Interest Purchase Agreement, to vest Investor with profit sharing rights described below.

E.           The Company and Sellers wish to memorialize the profit sharing agreement between them and Investor, pursuant to the terms and conditions of this Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Schedule of Definitions.

(i)
Payment(s), except for bona fide documented refunds where Payments have been returned to buyer, shall mean: the total gross payments (including cash, property, consideration of any kind and nature, value-in-kind, trades, traded goods, promotional funds and/or services valued at fair market value), without setoff or deduction paid directly or indirectly to the Company, its agents, representatives, affiliates, and related parties pursuant to the Company’s ownership of 7% of the gross licensing fees generated from the CEN BioTech license.

(ii)
Term shall mean from the Effective Date of this Agreement until cessation of the Company by whatever means, excluding however, any transaction (e.g. merger, acquisition, change of control or restructuring of the Company, whereby the Company’s business or revenue generating activities is assumed and continues under control of a different person or entity, and in such case, this Agreement shall be effective and binding against such person(s) or entity(s) (“Third Parties”), which Company shall disclose this Agreement and the Third Parties shall have assumed the obligations of the Company set forth in this Agreement.

2.
Profit Sharing Interests to Investor. Pro rata with other persons or entities owning profit sharing rights, if any, the Investor shall be paid 40% of all Payments made to the Company pursuant to the Company’s 7% ownership of the gross licensing fees generated from the CEN BioTech license, but no more than a total of 2.8% of 100% will be paid to the Investor (“Investor Profits”). In the event that there is a distribution of profits to the Company from Cen BioTech, then Investor shall have the right to participate and Investor shall not be subordinated to any other person or entity owning profit sharing rights.  Sellers agree to guarantee the payment of the Investor Profits and the performance of Company and its successors and Third Parties in assuring the distribution of the Investor Profits.

3.
Payment Profit Sharing Interests to Investor. The Company agrees to pay Investor the Investor Profits commencing on the Effective Date and continuing thereafter for the Term, in consecutive yearly payments, payable within 30 days after filing income tax for the previous calendar year.

4.
Books and Records.                                The Company agrees that it shall keep accurate and complete records and books of account concerning all transactions relating to this Agreement (including, without limitation, all documentation related to Payments from CEN BioTech and/or the calculation of Royalty.  The Investor, or its representatives, shall have the right at all reasonable times to inspect and to make copies of the books and records of the other party insofar as such books and records shall relate to the computation of amounts to be paid to Investor.

5.
Successors and Assignment.  Neither this Agreement nor the rights, interests or other obligations accruing under this Agreement may be assigned or transferred, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the Seller and Investor, who may assign all of its rights and obligations under this Agreement to its designee, transferee or affiliate.

6.	Binding. This Agreement shall be binding upon the respective heirs, executors, administrators, successors and permitted assigns of Investor, Sellers and the Company.

7.
Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, United States, but without giving effect to any conflict of law provision or rule that would cause the application of the substantive laws of any other jurisdiction.  Each of the parties hereto irrevocably and unconditionally submits for itself to the exclusive jurisdiction (and waives any objection to the venue) of any United States federal court or state court sitting in the County of Los Angeles, State of California, United States, and any appellate court therefrom, in any suit, action arising out of relating to this Agreement and the transactions contemplated hereby.

8.
WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAWS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE.  ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF HIS OR ITS RIGHT TO TRIAL BY JURY.

9.
Reliance.  Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of Sections 13 and 14 and this Section 15 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

10.
Entire Agreement; Modification; Waiver; Amendment.  The Transaction Documents and the other agreements contemplated hereby or thereby constitute the full and entire understanding of the parties hereto regarding the subject matter hereof and thereof and supersede all prior or contemporaneous agreements, documents, understanding or arrangements regarding the subject matter hereof and thereof.  Any amendment, modification or waiver of this Agreement or any provision hereof must be in writing executed by the parties hereto.

11.
Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery, (ii) the next business day after the business day timely delivered to a recognized overnight courier or (iii) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

12.
Expenses.  Each party shall be responsible for their own costs, fees and expenses incurred with the examination, review, negotiation, execution, delivery and performance of this Agreement and the agreements contemplated hereby (including the other Transaction Documents) and the transactions contemplated hereby and thereby.

13.
Publicity; Press Releases.  Each of the parties to this Agreement hereby agrees with the other party hereto that no press release or similar public announcement or communication shall be made or be caused to be made, prior to, or, as the case may be after the Closing concerning the execution or performance of this Agreement unless the other party shall have provided its prior written consent, not to be unreasonably withheld.  Notwithstanding the foregoing, either party may make or cause to be made any press release or similar public announcement or communication as may be required to comply with the requirements of any Applicable Laws; provided, that, to the extent in the good faith judgment of such party it is reasonably practicable to do so, such party must (i) provide the other party with an opportunity to review such party’s intended communication and (ii) consider in good faith modifications to the intended communication that are requested by the other party. To further the parties’ intent to publicize the relationship created by the Transaction Documents, the parties agree to only issue a mutually agreed upon press release announcing the relationship.

14.
Severability.  If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions completed by this Agreement is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement and the other Transaction Documents be consummated as originally contemplated to the fullest extent possible.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Profit Sharing Agreement.

GrowLife Inc,                                                                                     Wise Phoenix LLC

By: _________________________                                       By: ________________________

Its: _________________________                                       Its: ________________________

Date: _________________________                                    Date: ________________________

R.X.N.B. Inc.                                                                         AJOA Holdings, LLC

By: _________________________                                       By: ________________________

Its: _________________________                                       Its: ________________________

Date: _________________________                                    Date: ________________________

Organic Growth International LLC                                  CEN Biotech Inc.

By: _________________________                                       By: ________________________

Its: _________________________                                       Its: ________________________

Date: _________________________                                    Date: ________________________

CANX USA LLC

By: _________________________

Its: _________________________

Date: _________________________